UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 2, 2005 (May 26, 2005)

HCA INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11239	75-2497104

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Park Plaza, Nashville, Tennessee	37203

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 344-9551

Not Applicable

(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
Ex-10.1 HCA Inc. 2006 Director's Fees/Compensation Policy
EX-10.2 Form of Non-Qualified Stock Option Award Agreement (Directors)
Ex-10.3 Form of Restricted Stock Award Agreement (Directors)
Ex-10.4 Form of Restricted Share Unit Agreement (Directors)

Item 1.01. Entry Into a Material Definitive Agreement.

     1. Compensation of Non-Management Directors.

     On May 26, 2005, the Board of Directors (the “Board”) of HCA Inc. (the “Company”) approved the compensation that would be paid to the non-management directors of the Company during their term commencing on May 26, 2005 (the “2006 Director’s Fees/ Compensation Policy”). A summary of the 2006 Directors’ Fees/Compensation Policy is set forth below.

     Each non-management director will receive an annual retainer of $55,000 for service on the Board. Each committee chairperson and the presiding director will receive an annual retainer of $10,000 for his or her service in that capacity, except that the Audit Committee chairperson will receive a retainer of $20,000. The annual retainer for service by a non-management director on a committee other than as a committee chairperson will be $3,000. All retainers are payable in one or more of cash, restricted stock, or restricted share units pursuant to an election previously made by the director. To the extent that a director elected to receive any portion of his or her compensation in restricted stock and/or restricted share units, the director will receive a 25% premium on all such amounts.

     Each non-management director will be paid meeting fees of $2,000 for each meeting of the Board attended by such director in person or by telephone, and will be paid meeting fees of $1,500 for each committee meeting attended by such director in person or by telephone. All meeting fees will be paid in cash. A director will also receive a fee equal to the Board meeting fee if he or she attends a business related meeting on behalf of the Company or if the director attends a meeting that the Company believes will further his or her education as a director of a public company. In addition, non-management directors will be reimbursed for all travel-related expenses incurred in connection with their attendance at a Board meeting, a meeting related to the Company’s business, or a director education conference, and the Company will pay a director’s attendance fees for a director education conference.

     As a long term incentive, upon re-election to the Board, each non-management director receives an award of options to purchase shares of the Company’s common stock having a value equal to $100,000 based upon a Black-Scholes valuation on the date of grant. One-fifth of the number of shares covered by the option award vests on the date of grant, with additional installments of one-fifth of the number of shares covered by the option award becoming exercisable on the first, second, third and fourth anniversaries of the date of grant.

     The foregoing summary is qualified by reference to the Company’s 2006 Directors’ Fees/Compensation Policy which is attached hereto as Exhibit 10.1. All stock options, restricted stock and restricted share units issued to non-management directors in connection with their 2005 compensation will be issued under the HCA 2005 Equity Incentive Plan and pursuant to the forms of agreement attached hereto as Exhibits 10.2, 10.3 and 10.4, respectively.

     The Directors’ Matching Gift Program is part of the Company’s overall program of charitable contributions in which all current directors participate. Under the program, the HCA Foundation will match charitable contributions made by a director up to an aggregate maximum of $15,000 annually.

     2. HCA 2005 Equity Incentive Plan

     On March 24, 2005, the Board and the Compensation Committee of the Board (the “Committee”) adopted the HCA 2005 Equity Incentive Plan (the “Equity Incentive Plan”), subject to shareholder approval. On May 26, 2005, at the Company’s 2005 Annual Meeting of Shareholders, the shareholders of the Company approved the Equity Incentive Plan.

     Under the Equity Incentive Plan, 34,000,000 shares of Common Stock are available for issuance, which includes approximately 20,000,000 newly authorized shares. Of the 34,000,000 shares authorized under the Equity Incentive Plan, no more than 23,500,000 shares will be available for grants of restricted shares. The primary purpose of the Equity Incentive Plan is to promote the interests of the Company and its shareholders by, among other things, (i) attracting and retaining key officers, employees and directors of, and consultants to, the Company and its subsidiaries and affiliates, (ii) motivating those individuals by means of incentives to achieve long-range performance goals, and (iii) linking the compensation of those individuals to the long-term interests of the Company and its shareholders. A description of the material features of the Equity Incentive Plan found in the Company’s Proxy Statement for its 2005 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on April 18, 2005 is set forth below.

     The following description of the material features of the Equity Incentive Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Equity Incentive Plan, which was filed with the Securities and Exchange Commission on April 18, 2005 as Exhibit B to the Company’s Proxy Statement for its 2005 Annual Meeting of Shareholders and is incorporated herein by reference.

     Material Features of the Plan

     Shares Available for Awards under the Plan. Under the Equity Incentive Plan, awards may be made in common stock of the Company. Subject to adjustment as provided by the terms of the Equity Incentive Plan, the maximum number of shares of common stock with respect to which awards may be granted under the Equity Incentive Plan is 34,000,000 (which includes 14,030,637 shares, 3,469,432 of which may be awarded as restricted shares, with respect to which awards under the 2000 Plan were authorized but not granted as of March 31, 2005). Except as adjusted in accordance with the terms of the Equity Incentive Plan, no more than 34,000,000 shares of common stock authorized under the Equity Incentive Plan may be awarded as incentive stock options and no more than 23,500,000 shares authorized under the Equity Incentive Plan may be awarded as awards other than options. The maximum number of shares with respect to which awards may be granted under the Equity Incentive Plan shall be increased by the number of shares with respect to which options or other awards were granted (A) under the 2000 Plan as of the effective date of this Equity Incentive Plan, but which terminate, expire unexercised, or are settled for cash, forfeited or cancelled without delivery of the shares under the terms of the 2000 Plan after the effective date of this Equity Incentive Plan, and (B) under the Company’s Amended and Restated 1992 Stock and Incentive Plan (the “1992 Plan”) as of the effective date of this Equity Incentive Plan, but which terminate, expire unexercised or are settled for cash, forfeited or cancelled without the delivery of shares under the terms of the 1992 Plan after the effective date of this Equity Incentive Plan.

     Shares of common stock subject to an award under the Equity Incentive Plan, the 2000 Plan or the 1992 Plan that are cancelled, expire unexercised, forfeited, settled in cash or otherwise terminated without a delivery of shares of common stock to the participant, including shares of common stock withheld or surrendered in payment of any exercise or purchase price of an award or taxes relating to an award, remain available for awards under the Equity Incentive Plan. Shares of common stock issued under the Equity Incentive Plan may be either newly issued shares or shares which have been reacquired by the Company. Shares issued by the Company as substitute awards granted solely in connection with the assumption of outstanding awards previously granted by a company acquired by the Company, or with which the Company combines, (“Substitute Awards”) do not reduce the number of shares available for awards under the Equity Incentive Plan.

     In addition, the Equity Incentive Plan imposes individual limitations on the amount of certain awards in order to comply with Section
162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Under these limitations, no single participant may receive options or stock appreciation rights (“SARs”) in any calendar year that, taken together, relate to more than 2,000,000 shares of common stock, subject to adjustment in certain circumstances.

     With certain limitations, awards made under the Equity Incentive Plan may be adjusted by the Compensation Committee of the Board of Directors (the “Committee”) in its discretion or to prevent dilution or enlargement of benefits or potential benefits intended to be made available under the Equity Incentive Plan in the event of any stock dividend, reorganization, recapitalization, stock split, combination, merger, consolidation, change in laws, regulations or accounting principles or other relevant unusual or nonrecurring event affecting the Company.

     Eligibility and Administration. Current and prospective officers and employees, and directors of, and consultants to, the Company or its subsidiaries or affiliates are eligible to be granted awards under the Equity Incentive Plan. As of March 31, 2005, approximately 1,600 individuals were eligible to participate in the Equity Incentive Plan. The Committee will administer the Equity Incentive Plan, except with respect to awards to non-employee directors, for which the Equity Incentive Plan will be administered by the Board. The Committee will be composed of not less than two non-employee directors, each of whom will be a “Non-Employee Director” for purposes of Section 16 of the Exchange Act and Rule 16b-3 thereunder, an “outside director” within the meaning of Section 162(m) and the regulations promulgated under the Code and will be an independent director as defined by the listing standards of the New York Stock Exchange. Subject to the terms of the Equity Incentive Plan, the Committee is authorized to select participants, determine the type and number of awards to be granted, determine and later amend (subject to certain limitations) the terms and conditions of any award, interpret and specify the rules and regulations relating to the Equity Incentive Plan, and make all other determinations which may be necessary or desirable for the administration of the Equity Incentive Plan.

     Stock Options and Stock Appreciation Rights. The Committee is authorized to grant stock options, including both incentive stock options, which can result in potentially favorable tax treatment to the participant, and non-qualified stock options. The Committee may specify the terms of such grants subject to the terms of the Equity Incentive Plan. The Committee is also authorized to grant SARs, either with or without a related option. The exercise price per share subject to an option is determined by the Committee, but may not be less than the fair market value of a share of common stock on the date of the grant, except in the case of Substitute Awards. The maximum term of each option or SAR, the times at which each option or SAR will be exercisable, and the provisions requiring forfeiture of unexercised options at or following termination of employment generally are fixed by the Committee, except that no option or SAR relating to an option may have a term exceeding ten years. Incentive stock options that are granted to holders of more than ten percent of the Company’s voting securities are subject to certain additional restrictions, including a five-year maximum term and a minimum exercise price of 110% of fair market value.

     A stock option or SAR may be exercised in whole or in part at any time, with respect to whole shares only, within the period permitted thereunder for the exercise thereof. Stock options and SARs shall be exercised by written notice of intent to exercise the stock option or SAR and, with respect to options, payment in full to the Company of the amount of the option price for the number of shares with respect to which the option is then being exercised.

     Payment of the option price must be made in cash or cash equivalents, or, at the discretion of the Committee, (i) by transfer, either actually or by attestation, to the Company of shares that have been held by the participant for at least six months (or such lesser period as may be permitted by the Committee) which have a fair market value on the date of exercise equal to the option price, together with any applicable withholding taxes, or (ii) by a combination of such cash or cash equivalents and such shares; provided, however, that a participant is not entitled to tender shares pursuant to successive, substantially simultaneous exercises of any stock option of the Company. Subject to applicable securities laws and Company policy, the Company may permit an option to be exercised by delivering a notice of exercise and simultaneously selling the shares thereby acquired, pursuant to a brokerage or similar agreement approved in advance by proper officers of the Company, using the proceeds of such sale as payment of the option price, together with any applicable withholding taxes. Until the participant has been issued the shares subject to such exercise, he or she shall possess no rights as a shareholder with respect to such shares.

     Restricted Shares and Restricted Share Units. The Committee is authorized to grant restricted shares of common stock and restricted share units. Restricted shares are shares of common stock subject to transfer restrictions as well as forfeiture upon certain terminations of employment prior to the end of a restricted period or other conditions specified by the Committee in the award agreement. A participant granted restricted shares of common stock generally has most of the rights of a shareholder of the Company with respect to the restricted shares, including the right to receive dividends and the right to vote such shares. None of the restricted shares may be transferred, encumbered or disposed of during the restricted period or until after fulfillment of the restrictive conditions.

     Each restricted share unit has a value equal to the fair market value of a share of common stock on the date of grant. The Committee determines, in its sole discretion, the restrictions applicable to the restricted share units. A participant will be credited with dividend equivalents on any vested restricted share units at the time of any payment of dividends to shareholders on shares of common stock. Except as determined otherwise by the Committee, restricted share units may not be transferred, encumbered or disposed of, and such units shall terminate, without further obligation on the part of the Company, unless the participant remains in continuous employment of the Company for the restricted period and any other restrictive conditions relating to the restricted share units are met.

     Performance Awards. A performance award consists of a right that is denominated in cash or shares of common stock, valued in accordance with the achievement of certain performance goals during certain performance periods as established by the Committee, and payable at such time and in such form as the Committee shall determine. Performance awards may be paid in a lump sum or in installments following the close of a performance period or on a deferred basis, as determined by the Committee. Termination of employment prior to the end of any performance period, other than for reasons of death or total disability, will result in the forfeiture of the performance award. A participant’s rights to any performance award may not be transferred, encumbered or disposed of in any manner, except by will or the laws of descent and distribution.

     Performance awards are subject to certain specific terms and conditions under the Equity Incentive Plan. Unless otherwise expressly stated in the relevant award agreement, each award granted to a Covered Officer under the Equity Incentive Plan is intended to be performance-based compensation within the meaning of Section 162(m). Performance goals for Covered Officers will be limited to one or more of the following financial performance measures relating to the Company or any of its subsidiaries, operating units, business segments or divisions: (a) earnings before interest, taxes, depreciation and/or amortization; (b) operating income or profit; (c) operating efficiencies; (d) return on equity, assets, capital, capital employed or investment; (e) after tax operating income; (f) net income; (g) earnings or book value per share; (h) cash flow(s); (i) total sales or revenues or sales or revenues per employee; (j) production (separate work units or SWUs); (k) stock price or total shareholder return; (l) dividends; (m) debt reduction; or (n) strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures; or any combination thereof. Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company or any subsidiary, operating unit or division of the Company and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, shareholders’ equity and/or shares outstanding, or to assets or net assets. The Committee may appropriately adjust any evaluation of performance under criteria set forth in the Equity Incentive Plan to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs and (v) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year.

     To the extent necessary to comply with Section 162(m) of the Code, with respect to grants of performance awards, no later than 90 days following the commencement of each performance period (or such other time as may be required or permitted by Section 162(m)), the Committee will, in writing, (1) select the performance goal or goals applicable to the performance period, (2) establish the various targets and bonus amounts which may be earned for such performance period, and (3) specify the relationship between performance goals and targets and the amounts to be earned by each Covered Officer for such performance period. Following the completion of each performance period, the Committee will certify in writing whether the applicable performance targets have been achieved and the amounts, if any, payable to Covered Officers for such performance period. In determining the amount earned by a Covered Officer for a given performance period, subject to any applicable award agreement, the Committee shall have the right to reduce (but not increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the performance period. With respect to any Covered Officer, the maximum annual number of shares in respect of which all performance awards may be granted under the Equity Incentive Plan is 300,000 and the maximum annual amount of all performance awards that are settled in cash is $5,000,000.

     Other Stock-Based Awards. The Committee is authorized to grant any other type of awards that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of common stock. The Committee will determine the terms and conditions of such awards, consistent with the terms of the Equity Incentive Plan.

     Non-Employee Director Awards. The Board may provide that all or a portion of a non-employee director’s annual retainer and/or retainer fees or other awards or compensation as determined by the Board be payable in non-qualified stock options, restricted shares, restricted share units and/or other stock-based awards, including unrestricted shares, either automatically or at the option of the non-employee directors. The Board will determine the terms and conditions of any such awards, including those that apply upon the termination of a non-employee director’s service as a member of the Board. Non-employee directors are also eligible to receive other awards pursuant to the terms of the Equity Incentive Plan, including options and SARs, restricted shares and restricted share units, and other stock-based awards upon such terms as the Committee may determine; provided, however, that with respect to awards made to members of the Committee, the Equity Incentive Plan will be administered by the Board.

     Termination of Employment. The Committee will determine the terms and conditions that apply to any award upon the termination of employment with the Company, its subsidiaries and affiliates, and provide such terms in the applicable award agreement or in its rules or regulations.

     Change in Control. All outstanding awards vest, become immediately exercisable or payable and have all restrictions lifted immediately upon a Change in Control (as defined in the Equity Incentive Plan).

     Amendment and Termination. The Board may amend, alter, suspend, discontinue or terminate the Equity Incentive Plan or any portion of the Equity Incentive Plan at any time, except that shareholder approval must be obtained for any such action if such approval is necessary to comply with any tax or regulatory requirement with which the Board deems it desirable or necessary to comply. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate any award, either prospectively or retroactively. The Committee does not have the power, however, to amend the terms of previously granted options to reduce the exercise price per share subject to such option or to cancel such options and grant substitute options with a lower exercise price per share than the cancelled options. The Committee also may not materially and adversely affect the rights of any award holder without the award holder’s consent.

     Other Terms of Awards. The Company may take action, including the withholding of amounts from any award made under the Equity Incentive Plan, to satisfy withholding and other tax obligations. The Committee may provide for additional cash payments to participants to defray any tax arising from the grant, vesting, exercise or payment of any award. Except as permitted by the applicable award agreement, awards granted under the Equity Incentive Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or as permitted by the Committee in its discretion.

     Certain Federal Income Tax Consequences. The following is a brief description of the Federal income tax consequences generally arising with respect to awards under the Equity Incentive Plan.

     Tax consequences to the Company and to participants receiving awards will vary with the type of award. Generally, a participant will not recognize income, and the Company is not entitled to take a deduction, upon the grant of an incentive stock option, a nonqualified option, a reload option, an SAR or a restricted share award. A participant will not have taxable income upon exercising an incentive stock option (except that the alternative minimum tax may apply). Upon exercising an option other than an incentive stock option, the participant must generally recognize ordinary income equal to the difference between the exercise price and fair market value of the freely transferable and non-forfeitable shares of common stock acquired on the date of exercise.

     If a participant sells shares of common stock acquired upon exercise of an incentive stock option before the end of two years from the date of grant and one year from the date of exercise, the participant must generally recognize ordinary income equal to the difference between (i) the fair market value of the shares of common stock at the date of exercise of the incentive stock option (or, if less, the amount realized upon the disposition of the incentive stock option shares of common stock), and (ii) the exercise price. Otherwise, a participant’s disposition of shares of common stock acquired upon the exercise of an option (including an incentive stock option for which the incentive stock option holding period is met) generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant’s tax basis in such shares of common stock (the tax basis generally being the exercise price plus any amount previously recognized as ordinary income in connection with the exercise of the option).

     The Company generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with an option. The Company generally is not entitled to a tax deduction relating to amounts that represent a capital gain to a participant. Accordingly, the Company will not be entitled to any tax deduction with respect to an incentive stock option if the participant holds the shares of common stock for the incentive stock option holding periods prior to disposition of the shares.

     Similarly, the exercise of an SAR will result in ordinary income on the value of the stock appreciation right to the individual at the time of exercise. The Company will be allowed a deduction for the amount of ordinary income recognized by a participant with respect to an SAR. Upon a grant of restricted shares, the participant will recognize ordinary income on the fair market value of the common stock at the time restricted shares vest unless a participant makes an election under Section 83(b) of the Code to be taxed at the time of grant. The participant also is subject to capital gains treatment on the subsequent sale of any common stock acquired through the exercise of an SAR or restricted share award. For this purpose, the participant’s basis in the common stock is its fair market value at the time the SAR is exercised or the restricted share becomes vested (or is granted, if an election under Section 83(b) is made). Payments made under performance awards are taxable as ordinary income at the time an individual attains the performance goals and the payments are made available to, and are transferable by, the participant.

     Section 162(m) of the Code generally disallows a public company’s tax deduction for compensation paid in excess of $1 million in any tax year to its five most highly compensated executives. However, compensation that qualifies as “performance-based compensation” is excluded from this $1 million deduction limit and therefore remains fully deductible by the company that pays it. The Company intends that (i) performance awards and (ii) options granted (a) with an exercise price at least equal to 100% of fair market value of the underlying shares of common stock at the date of grant (b) to employees the Committee expects to be named executive officers at the time a deduction arises in connection with such awards, qualify as “performance-based compensation” so that these awards will not be subject to the Section 162(m) deduction limitations.

     The foregoing discussion is general in nature and is not intended to be a complete description of the Federal income tax consequences of the Equity Incentive Plan. This discussion does not address the effects of other Federal taxes or taxes imposed under state, local or foreign tax laws. Participants in the Equity Incentive Plan are urged to consult a tax advisor as to the tax consequences of participation.

     The Equity Incentive Plan is not intended to be a “qualified plan” under Section 401(a) of the Code.

Item 9.01. Financial Statements and Exhibits.

Exhibits

10.1	HCA 2006 Directors’ Fees/Compensation Policy
10.2	Form of Non-Qualified Stock Option Award Agreement (Directors)
10.3	Form of Restricted Stock Award Agreement (Directors)
10.4	Form of Restricted Share Unit Agreement (Directors)
10.5	HCA 2005 Equity Incentive Plan (incorporated by reference to Exhibit B to the Company’s Proxy Statement for its Annual Meeting of Shareholders held on May 26, 2005)

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCA INC.
By:	/s/ John M. Franck II
John M. Franck II
Vice President and Corporate Secretary

Date: June 2, 2005

EXHIBIT INDEX

10.1	HCA 2006 Directors’ Fees/Compensation Policy
10.2	Form of Non-Qualified Stock Option Award Agreement (Directors)
10.3	Form of Restricted Stock Award Agreement (Directors)
10.4	Form of Restricted Share Unit Agreement (Directors)
10.5	HCA 2005 Equity Incentive Plan (incorporated by reference to Exhibit B to the Company’s Proxy Statement for its Annual Meeting of Stockholders held on May 26, 2005)